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                                                                  EXHIBIT 23(a)


                [Sutherland, Asbill & Brennan LLP letterhead]






                                        April 13, 1998




Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, IL  60685

Directors:


                We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed by Valley Forge Life Insurance Company (Reg. File No. 333-02093) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN LLP


                                        By:  /s/ Kimberly J. Smith
                                        Kimberly J. Smith